UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 8, 2010, GTC Biotherapeutics, Inc. (“GTC”) issued a press release announcing that LFB Biotechnologies, a wholly owned subsidiary of LFB S.A. (Laboratoire Français du Fractionnement et des Biotechnologies S.A., Les Ulis, France) and a strategic shareholder in GTC, has converted the convertible preferred stock it previously purchased in November 2009 under the terms described in the financing agreements approved by GTC shareholders in July 2009 into a total of 5.3 million shares of common stock. This completes the conversion into common shares of all convertible preferred stock acquired by LFB in 2009. The press release also announced certain updates regarding GTC’s product portfolio. A copy of the press release is furnished herewith as Exhibit 99.1.

GTC is also furnishing under this Item 7.01 a copy of a slide show corporate presentation dated January 2010 that may be given by GTC from time to time in conferences and other discussions with investors, analysts and other interested parties. The presentation includes certain updates regarding GTC’s product portfolio and strategy. The presentation is furnished herewith as Exhibit 99.2.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by GTC under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of GTC Biotherapeutics, Inc. dated January 8, 2010.

99.2	Presentation of GTC Biotherapeutics, Inc. dated January 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: January 8, 2010	By:	/S/ JOHN B. GREEN
John B. Green
Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of GTC Biotherapeutics, Inc. dated January 8, 2010.

99.2	Presentation of GTC Biotherapeutics, Inc. dated January 2010.

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